Exhibit 10.5

ZS PHARMA, INC.

FORM OF

NONSTATUTORY STOCK OPTION GRANT NOTICE

(FOURTH AMENDED STOCK INCENTIVE PLAN)

ZS Pharma, Inc. (the “Company”), pursuant to its Fourth Amended Stock Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Nonstatutory Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Type of Grant:	Nonstatutory Stock Option
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Vesting Schedule: 25% vest after 12 months, 75% vest in equal monthly installments over the next 3 years

Acceptance of Award: The Optionholder is deemed to accept this grant and to agree that it is subject to the terms and conditions set forth in this Nonstatutory Stock Option Grant Notice, the Nonstatutory Stock Option Agreement and the Plan unless the Optionholder provides the Company written notification not later than 30 days after the Date of Grant of the Optionholder’s rejection of this grant (in which case the options shall be forfeited and the Optionholder shall have no further right or interest therein as of the Date of Grant).

Attachments: Nonstatutory Stock Option Agreement, Fourth Amended Stock Incentive Plan and Notice of Exercise

FORM OF NONSTATUTORY STOCK OPTION AGREEMENT

NONSTATUTORY STOCK OPTION AGREEMENT (the “Agreement”), dated as of             (the “Effective Date”), by and between ZS Pharma, Inc., a Delaware corporation (the “Company”), and             (the “Optionee”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Company’s Fourth Amended Stock Incentive Plan, as amended (the “Plan”).

WHEREAS, the Company established the Plan in order to provide eligible employees with the opportunity to receive options (the “Options”) to purchase shares of the Company’s Common Stock (“Common Stock”), pursuant to, and subject to the terms and provisions of, the Plan;

NOW, THEREFORE, the parties hereto agree as follows:

1. Number of Shares and Purchase Price. The Company hereby grants the Optionee a Nonstatutory Stock Option (the “Option”) to purchase              shares of Common Stock (the “Option Shares”) at a purchase price per share equal to $             (the “Exercise Price”), pursuant to the terms of this Agreement and the provisions of the Plan.

2. Period of Option and Conditions of Exercise.

(a) Unless the Option is previously terminated pursuant to this Agreement or the Plan, the Option shall terminate on the tenth anniversary of the Date of Grant (the “Expiration Date”). Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

(b) Subject to the provisions of the Plan and this Agreement, the Option shall become exercisable as set forth on the Option Grant Notice to which this Agreement is attached.

3. Change of Control.

All unexercised and unvested stock options issued hereunder shall, in addition to any provisions relating to exercisability contained in this Agreement, become immediately fully vested and exercisable by the Optionee upon the occurrence of a Change of Control (as defined in the Plan).

4. Termination of Employment.

(a) Except as provided in this Section 4, the Option may not be exercised after the Optionee has ceased to be employed by or serve as a consultant to the Company or one of its affiliates. In the event that the Optionee ceases to be employed by or serve as a consultant to the Company or one of its affiliates, the Option may be exercised following such termination, as follows:

(i) if the Optionee’s termination of employment or cessation of services is due to his or her death or Disability (as defined below), the Option shall remain exercisable for a period of one year (but in no event later than the Expiration Date) following the Optionee’s death or Disability for all Option Shares for which the Option was otherwise exercisable at the date of Optionee’s death or Disability, and shall thereafter terminate;

(ii) if the Optionee ceases to be employed by or serve as consultant to the Company or an affiliate other than due to death, Disability or termination for Cause, the Option shall remain exercisable for a period of ninety (90) days following such termination (but in no event later than the Expiration Date) with respect to all Option Shares for which the Option was otherwise exercisable as of the date of such termination, and shall thereafter terminate; and

(iii) if the Optionee’s termination is by the Company or one of its affiliates for Cause (as defined below), the Option shall terminate immediately on the date of the such termination.

5. Exercise of Option.

(a) The Option may be exercised only by the Optionee or, in the event of the death or incapacity of the Optionee, the Optionee’s successor, heir or legal representative. The Option shall be exercised by delivery to the Company of (i) a written notice, substantially in the form attached hereto as Exhibit A, specifying the number of Option Shares for which the Option is being exercised to purchase, and (ii) full payment of the Exercise Price for such number of Option Shares being purchased (in respect of such Option Shares, the “Total Exercise Price”), in the manner provided below, and any transfer or withholding taxes applicable thereto.

(b) Payment of the Exercise Price for any Option Shares being purchased shall be made by delivery to the Company of cash or by certified or cashier’s check.

(c) The Option may be exercised only to purchase whole shares of Common Stock, and in no case may a fractional share of Common Stock be purchased. The right of the Optionee to purchase Option Shares for which the Option is then exercisable may be exercised, in whole or in part, at any time or from time to time, prior to the Expiration Date.

(d) The Company may require the Optionee to pay, prior to the delivery of any Option Shares to which the Optionee shall be entitled upon exercise of the Option, an amount equal to the Federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect thereto. Alternatively, the Optionee may authorize the Company to withhold from the number of Option Shares he or she would otherwise receive upon exercise of the Option, that number of Option Shares having a Fair Market Value equal to the amount of such required tax.

6. Definitions. For purposes of this Agreement:

(a) “Cause” shall mean the termination of a consulting relationship or employment of an individual with the Company or any of its affiliates as a result of (i) the performance by such individual of any activity involving fraud or dishonesty, (ii) the conviction of the individual of a felony or crime involving moral turpitude, (iii) the failure or refusal of such individual to reasonably or satisfactorily perform any material duties or responsibilities reasonably required of such individual by the Company or any of its affiliates, (iv) the gross negligence or willful neglect or malfeasance by the individual in the performance or non-performance of such individual’s duties or responsibilities to the Company or any of its affiliates, or (v) any unauthorized act or omission by such individual that is injurious in any material respect to the financial condition or business reputation of the Company or any of its affiliates.

(b) The Optionee’s consulting relationship or employment will have terminated by reason of “Disability” if, as a result of the Optionee’s incapacity due to physical or mental illness, the Optionee shall have been absent from his or her duties on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written notice is given by the Company to the Optionee (which may occur before or after the end of such six-month period), the Optionee shall not have returned to the performance of his or her duties on a full-time basis.

7. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Optionee to remit to the Company, an amount sufficient to satisfy any Federal, state, and local taxes (including the Optionee’s FICA obligation) required by law to be withheld as a result of any taxable event arising in connection with the Option, in accordance with the terms of the Plan.

8. Market Stand-off Agreement. The Optionee hereby agrees, in connection with the Company’s initial public offering of the Company’s securities, that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act of 1933, as amended, on a registration statement on Form S-1, Form S-2, or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any NASD rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 8 shall apply only to the Company’s initial public offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Optionee only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third party beneficiaries of this Section 8 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. The Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 8 or that are necessary to give further effect thereto.

9. Miscellaneous.

(a) Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement of the Company and the Optionee concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the parties with respect thereto.

(b) Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

(c) Notices. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the Chief Executive Officer of the Company at the principal office of the Company and, if to the Optionee, to the Optionee’s last known address contained in the personnel records of the Company.

(d) Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Optionee and their successors, assigns and legal representatives; provided, however, that the Option granted hereunder shall not be transferable by the Optionee (or the Optionee’s successor or legal representative) other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee, only by the Optionee or by his or her guardian or legal representative.

(e) Amendments. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

(f) Governing Law. This Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

(g) Plan Controls. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

EXHIBIT A

NOTICE OF EXERCISE

OF EMPLOYEE STOCK OPTION

                    ,

ZS Pharma, Inc.

508 Wrangler Drive

Suite 100

Coppell, TX 75019

Attention:

Ladies and Gentlemen:

Reference is made to that certain Nonstatutory Stock Option Agreement, dated as of             , by and between ZS Pharma, Inc. (the “Company”) and             . Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

I am hereby exercising the Option to purchase             Option Shares at the Exercise Price of $            per share, for a Total Exercise Price of $            .

I am paying             % of the Total Exercise Price with respect to the Option Shares as follows:

By enclosing cash and/or a certified or cashier’s check payable to the Company in the amount of $ .

I am paying the local, state and Federal withholding taxes and/or all other taxes that the Company has advised me are due as follows:

By enclosing cash and/or a certified or cashier’s check payable to the Company in the amount of $ .

By authorizing the Company to withhold from the number of Option Shares I would otherwise receive upon this exercise of the Option that number of Option Shares having a fair market value equal to the tax amount due.

I acknowledge that the Company has no obligation to issue a certificate evidencing any Option Shares purchasable by me until the Total Exercise Price of such Option Shares is fully paid as set forth in the Agreement.

Very truly yours, (Signature)
Name: Address:

Telephone: ( ) Social Security Number:

A-1